Exhibit 10.1
AMENDMENT
TO
EXECUTIVE EMPLOYMENT AGREEMENT
     AMENDMENT, dated as of November 30, 2009 (the “Amendment”), between Valeant Pharmaceuticals International (the “Company”) and J. Michael Pearson (the “Executive”).
RECITALS
     WHEREAS, the Company and Executive previously entered into that certain Executive Employment Agreement, dated as of February 1, 2008 (the “Effective Date”), which sets forth the terms and conditions of Executive’s employment with the Company (the “Employment Agreement”);
     WHEREAS, the Company and Executive desire to amend the Employment Agreement as set forth herein; and
     WHEREAS, Section 14(g) of the Employment Agreement provides that the Employment Agreement may be amended pursuant to a written agreement between Executive and the Company.
     NOW, THEREFORE, the Company and Executive hereby agree that, effective as of the date set forth above, the Employment Agreement shall be amended as follows:
     A. Section 1. Term. The definition of “Employment Term” in Section 1 is hereby amended so that the Employment Term shall end on February 1, 2014.
     B. Section 3(a). Base Salary. The definition of “Base Salary” in Section 3(a) is hereby amended to be $1,000,000 until December 31, 2009, and $1,500,000 commencing January 1, 2010.
     C. Section 3(b). Performance Bonus. Section 4(b) is hereby amended to add new subsection (iv) to read as follows:
     “(iv) In connection with the amendment of the Agreement to extend the Employment Term through February 1, 2014 and to extend past such date the ability of Executive to sell Shares that Executive receives under options and restricted stock units net of withholding taxes, the Company shall pay to Executive a $1 million cash bonus, which shall be paid to Executive no later than December 31, 2009.”
     D. Section 4(b). Time-Based Stock Options.
     (1) Subsection (iii) of Section 4(b) is hereby amended and restated in its entirety to read as follows:

     “(iii) Executive shall not be permitted to surrender Shares to the Company as payment for the exercise price of the Option. Executive may satisfy any tax withholding obligation with respect to the Option by having Shares withheld by the Company that would otherwise be issued upon exercise of the Option. Executive shall not be permitted to sell, assign, transfer, or otherwise dispose of the Net Shares (as defined below) acquired upon exercise of the Option until February 1, 2014, or, if sooner: (A) upon a Change in Control (as defined below); (B) upon a termination of employment under Section 6(a) or 6(b); or (C) one year after a termination of employment under Section 6(e) or 6(f). For purposes of this Section, “Net Shares” shall mean the net number of Shares acquired by Executive after subtracting any such Shares withheld in payment of tax withholding obligations applicable to the exercise of the Option.
     (2) The Company previously entered into an award agreement with the Executive for the above grant of the Option and shall enter into an amendment to such award agreement, incorporating the terms set forth above that amend the terms and conditions of the Option.
     E. Section 4(c). Performance Share Units.
     (1) Subsection (iv) of Section 4(c) is hereby amended and restated to read as follows:
     “(vii) Executive may satisfy any tax withholding obligation with respect to the Performance Share Units by having Shares withheld by the Company that would otherwise be distributed upon settlement of the Performance Share Units. Executive shall not be permitted to sell, assign, transfer, or otherwise dispose any Net Shares (as defined below) acquired upon settlement of the Performance Share Units until February 1, 2014, or, if sooner: (A) upon a Change in Control; (B) upon a termination of employment under Section 6(a) or 6(b); or (C) one year after a termination of employment under Section 6(e) or 6(f). For purposes of this Section, “Net Shares” shall mean the net number of Shares acquired by Executive upon settlement of the Performance Share Units after subtracting any such Shares withheld by the Company in payment of tax withholding obligations applicable to such settlement.”
     (2) Section 4(c) shall be amended to add a new subsection (ix) as follows:
     “(ix) Notwithstanding the foregoing vesting provisions of the Performance Share Units, if on any date between December 1, 2009 and February 1, 2011, the Per Share Price on such date: (A)

exceeds $26.96, then Executive shall vest in the 407,498 Performance Share Units that could have been earned under subsection (i) above; (B) exceeds $37.41, then Executive shall vest in the 814,996 Performance Share Units (net of any previous vesting under (a) above) that could have been earned under subsection (ii) above; and (C) exceeds $50.26, then Executive shall vest in the 1,222,494 Performance Share Units (net of any previous vesting under (A) and (B) above) that could have been earned under subsection (iii) above; provided, however, that vesting under this subsection (ix) that occurs upon a particular Per Share Price target shall only take place the first time such Price Per Share target is achieved; and provided further that Executive is employed by the Company on such vesting dates. The Company shall distribute to Executive a number of shares of its common stock equal to the number of Performance Share Units that become vested under this subsection as soon as practicable (but in any event no later than 45 days) following the vesting date of such Performance Share Units.”
     (3) The Company previously entered into a restricted share unit award agreement with the Executive for the above grant of Performance Share Units and shall enter into an amendment to such award agreement, incorporating the terms set forth above that amend the terms and conditions of the Performance Share Units.
     F. Section 4. Long Term Compensation.
     (1) Section 4 is hereby amended to add a new Section 4(f) as follows:
“(f) 2009 Option. On December 1, 2009, the Company shall grant to Executive a time-vested non-qualified stock option (the “2009 Option”) under the 2006 Plan to acquire 500,000 Shares at an exercise price of $37.41 per share with a term ending on February 1, 2017.
     (i) The 2009 Option shall become vested and exercisable with respect to twenty-five percent (25%) of the total number of Shares underlying the 2009 Option on each of the following dates: February 1, 2012, February 1, 2013, February 1, 2014 and February 1, 2015; provided that, except as specifically set forth in Section 8 of this Agreement, the Executive remains employed by the Company through the applicable vesting dates.
     (ii) Executive shall not be permitted to surrender Shares to the Company as payment for the exercise price of the 2009 Option. Executive may satisfy any tax withholding obligation with respect to the 2009 Option by having Shares withheld by the Company that would otherwise be issued upon exercise of the 2009 Option. Executive shall not be permitted to sell, assign, transfer, or otherwise dispose of the Net Shares

(as defined below) acquired upon exercise of the 2009 Option until February 1, 2015, or, if sooner, until a Change in Control (as defined below) or until Executive experiences a termination of employment. For purposes of this Section 4(f), “Net Shares” shall mean the net number of Shares acquired by Executive after subtracting any such Shares withheld in payment of tax withholding obligations applicable to the exercise of the 2009 Option.
     (iii) The Company shall enter into an award agreement with the Executive for the above grant of the 2009 Option, incorporating the terms set forth in this Agreement and otherwise on the terms and conditions set forth in the Company’s standard form of non-qualified stock option award agreement.”
     (2) Section 4 is hereby amended to add new Section 4(g) as follows:
“(g) Long-Term Performance Units. On December 1, 2009, the Company shall grant to Executive 173,750 performance-based restricted share units (the “Long-Term Performance Units”) under the 2006 Plan, which shall vest as follows, provided that, except as otherwise specifically set forth in Section 8 of this Agreement, Executive is employed by the Company on such vesting date:
     (i) Single Vesting Share Price.
     (a) If at November 1, 2013, the Adjusted Share Price (as defined below) equals the Single Vesting Share Price (as defined below), Executive shall vest in 25% of the Long-Term Performance Units.
     (b) If at February 1, 2014, the Adjusted Share Price equals the Single Vesting Share Price Executive shall vest in 50% of the Long-Term Performance Units.
     (c) If at May 1, 2014, the Adjusted Share Price (as defined below) equals the Single Vesting Share Price (as defined below), Executive shall vest in 25% of the Long-Term Performance Units.
     (ii) Double Vesting Share Price.
     (a) If at November 1, 2013, the Adjusted Share Price equals the Double Vesting Share Price (as defined below), Executive shall vest in 50% of the Long-Term Performance Units.
     (b) If at February 1, 2014, the Adjusted Share Price equals the Double Vesting Share Price, Executive shall vest in 100% of the Long-Term Performance Units

     (c) If at May 1, 2014, the Adjusted Share Price equals the Double Vesting Share Price, Executive shall vest in 50% of the Long-Term Performance Units
     (iii) Triple Vesting Share Price.
     (a) If at November 1, 2013, the Adjusted Share Price equals the Triple Vesting Share Price (as defined below), Executive shall vest in 75% of the Long-Term Performance Units.
     (b) If at February 1, 2014, the Adjusted Share Price equals the Triple Vesting Share Price, Executive shall vest in 150% of the Long-Term Performance Units.
     (c) If at May 1, 2014, the Adjusted Share Price equals the Triple Vesting Share Price, Executive shall vest in 75% of the Long-Term Performance Units.
     (iv) If the Adjusted Share Price on a measurement date is between the Single Vesting Share Price and the Double Vesting Share Price or is between the Double Vesting Share Price and the Triple Vesting Share Price, Executive shall vest in a number of Long-Term Performance Units that is the mathematical interpolation between the number of Long-Term Performance Units which would vest at defined ends of the spectrum.
     (v) Long-Term Performance Units that could have been vested under any of subsections (i), (ii), or (iii) that do not become vested on November 1, 2013, February 1, 2014 or May 1, 2014, may become vested on November 1, 2014, February 1, 2015 or May 1, 2015, respectively, based upon the Adjusted Share Price on the applicable measurement date, provided that, except as otherwise specifically set forth in Section 8 of this Agreement, Executive is employed by the Company on such applicable vesting date. Any Long-Term Performance Units that are not vested as of May 1, 2015 shall be immediately forfeited.
     (vi) The Company will deliver to Executive a number of Shares equal to the number of Long-Term Performance Units that become vested pursuant to this Section 4(g) on the date that is the earliest of February 1, 2019, a Change in Control and six months and one day following Executive’s termination of employment.
     (vii) Executive may satisfy any tax withholding obligation with respect to the Long-Term Performance Units by having Shares withheld by the Company that would otherwise be distributed upon settlement of the Long-Term Performance Units. Executive shall not be permitted to sell, assign, transfer, or otherwise dispose of fifty percent (50%) of the Net Shares (as defined below) acquired upon settlement of the Long-Term

Performance Units to Shares until the expiration of the two year period following receipt of such Shares, or, if sooner upon a Change in Control or Executive’s termination of employment. For purposes of this Section 4(g), “Net Shares” shall mean the net number of Shares acquired by Executive upon settlement of the Long-Term Performance Units after subtracting any such Shares withheld by the Company in payment of tax withholding obligations applicable to such settlement.
     (viii) “Adjusted Share Price” means the sum of (i) the average of the closing prices of Shares during the 20 consecutive trading days ending on the day prior to the specified measurement date (“Average Share Price”); and (ii) the value that would be derived from the number of Shares (including fractions thereof) that would have been purchased had an amount equal to each dividend paid on a share of common stock after the grant date and on or prior to the applicable measurement date been deemed invested on the dividend payment date, based on the closing price of the common stock on such dividend payment date.
     (ix) “Single Vesting Share Price,” “Double Vesting Share Price,” and “Triple Vesting Share Price” mean the Adjusted Share Prices equal to a compound annual share price appreciation (the “Annual Compound TSR”) of 15%, 30% and 45%, respectively, as measured from a base price of $37.41 over a measurement period from February 1, 2011 to the applicable measurement date.
     (x) Notwithstanding the foregoing vesting provisions of the Long-Term Performance Units, if on any date between December 1, 2009 and February 1, 2014, the Per Share Price on such date: (A) exceeds $82.19, then Executive shall vest in the 173,750 Long-Term Performance Units that could have been earned under subsection (i) above; (B) exceeds $114.05, then Executive shall vest in the 347,500 Long-Term Performance Units (net of any previous vesting under (A) above) that could have been earned under subsection (ii) above; and (C) exceeds $153.23, then Executive shall vest in the 521,251 Long-Term Performance Units (net of any previous vesting under (A) and (B) above) that could have been earned under subsection (iii) above; provided, however, that vesting under this subsection (x) that occurs upon a particular Price Per Share target shall only take place the first time such Price Per Share target is achieved; and provided further that Executive is employed by the Company on such vesting dates.
     (xii) The Company shall enter into a restricted share unit award agreement with Executive for the above grant of Long-Term Performance Units, incorporating the terms set forth in this Agreement and otherwise on the terms and conditions set forth in the Company’s standard form of performance-based restricted share unit award agreement.”

     (3) Section 4 is hereby amended to add new Section 4(h) as follows:
“(h) Additional Matching Units. On December 1, 2009, the Company shall grant to the Executive 200,581 restricted share units (the “Additional Matching Units”) as matching awards in consideration for the restrictions hereunder on the Executive’s ability to surrender, sell, assign, transfer or otherwise dispose of Shares and Net Shares.
     (i) The Additional Matching Units shall vest and be settled in Shares on the following schedule: one thirty-sixth (1/36th) of the Additional Matching Units shall vest on the first day of each month beginning March 1, 2011 through February 1, 2014; provided that Executive is employed on the applicable vesting date.
     (ii) The Company will deliver to Executive a number of Shares equal to the number of Additional Matching Units that become vested pursuant to this Section 4(h) on the earliest of February 1, 2019, a Change in Control and six months and one day following Executive’s termination of employment.
     (iii) Executive may satisfy any tax withholding obligation with respect to the Additional Matching Units by having Shares withheld by the Company that would otherwise be distributed upon settlement of the Additional Matching Units. Executive shall not be permitted to sell, assign, transfer, or otherwise dispose of fifty percent (50%) of the Net Shares (as defined below) acquired upon settlement of the Additional Matching Units to Shares until the expiration of the two year period following receipt of such Shares, or, if sooner upon a Change in Control or until Executive experiences a termination of employment. For purposes of this Section 4(g), “Net Shares” shall mean the net number of Shares acquired by Executive upon settlement of the Additional Matching Units after subtracting any such Shares withheld by the Company in payment of tax withholding obligations applicable to such settlement.
     (iv) The Company shall enter into a restricted share unit award agreement with Executive for the above grant of Additional Matching Units, incorporating the terms set forth in this Agreement and otherwise on the terms and conditions set forth in the Company’s standard form of matching restricted share unit award agreement.”
     (4) Section 4 is hereby amended to add new Section 4(i) as follows:
“(i) Permitted Transfers of Net Shares. Notwithstanding the foregoing restrictions that do not permit the Executive to surrender, sell, assign, transfer or otherwise dispose of Shares and Net Shares, the Executive is permitted to transfer Shares and Net Shares without penalty under either of the following circumstances: (1) Executive may contribute Shares and

Net Shares to a limited partnership where all partners are members of Executive’s family (“Family Limited Partnership”) or Grantor Retained Annuity Trust (“GRAT”) or like-vehicle, provided that the Family Limited Partnership, GRAT or like-vehicle (x) does not allow the Shares and Net Shares to be surrendered, sold, assigned, transferred or otherwise disposed of during the applicable restricted period with respect to such Shares or Net Shares, and (y) in the case of a GRAT, Executive shall at all times remain the trustee of the GRAT, and (z) in the case of a Family Limited Partnership or such like-vehicle Executive retains “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act (as defined below)) of such Shares or Net Shares; and (2) Executive may pledge Shares and Net Shares as collateral for loans, provided that (A) the Executive represents to the Company that he will not default or otherwise cause such collateral to be liquidated, transferred or sold during his employment with the Company, (B) there is an independent reasonable basis to conclude that none of the Shares and Net Shares used as collateral are likely to be sold to satisfy a debt during the applicable restricted period with respect to such Shares or Net Shares, and (C) Executive agrees to substitute other collateral for such Shares and Net Shares in the event that such collateral would have to be liquidated, transferred or sold during the applicable restricted period with respect to such Shares or Net Shares.”
     G. Section 5. Other Benefits.
     (1) Section 5 is hereby amended to add new Section 5(g) to read as follows:
(g) Travel Expenses. Executive shall be entitled to be reimbursed for travel expenses for Executive’s spouse to accompany Executive on one business trip per year.
     H. Section 8(b). Termination by the Company for Disability or By Reason of Death.
     (1) Section 8(b) is hereby amended to add new subsection (vi) to read as follows:
     “(vi) If Executive’s termination date is after February 1, 2011, then the 2009 Option shall vest in full and remain exercisable for one year following Executive’s termination date (but in no event beyond the expiration of the 2009 Option term);”
     (2) Section 8(b) is hereby amended to add new subsection (vii) to read as follows:
     “(vii) If Executive’s termination date is after February 1, 2011, then the performance measures applicable to the Long-Term Performance Units will be applied as though the termination date were the end of the measurement period and the units will vest in a manner consistent with the vesting schedule described in Section

4(g) of this Agreement. The Company shall deliver Shares in respect of vested Long-Term Performance Units (including previously vested Long-Term Performance Units that have not been delivered), if any, on the date that is six months and one day following Executive’s termination of employment, and all other Long-Term Performance Units as of the termination date shall be forfeited.”
     (3) Section 8(b) is hereby amended to add new subsection (viii) to read as follows:
     “(viii) The Company shall deliver Shares in respect of vested Additional Matching Units that have not been delivered, if any, on the date that is six months and one day following Executive’s termination of employment, and all other Additional Matching Units as of the termination date shall be forfeited.”
     I. Section 8(c) Termination by the Company Without Cause or by the Executive For Good Reason Other Than in Connection with a Change in Control.
     (1) Section 8(c) is hereby amended to add new subsection (viii) to read as follows:
     “(viii) Executive shall have three months following the termination date to exercise vested 2009 Options (but in no event beyond the expiration of the 2009 Option term). Any unvested portion of the 2009 Option as of the termination date shall be forfeited.”
     (2) Section 8(c) is hereby amended to add new subsection (ix) to read as follows:
     “(ix) If Executive’s termination date is after February 1, 2011, then the performance measures applicable to any unvested Long-Term Performance Units will be applied as though the termination date were the end of the measurement period, with the number of units calculated in a manner consistent with the vesting schedule described in Section 4(g) of this Agreement; provided, however, that in the event Executive is entitled to benefits pursuant to this Section, only a pro rata portion of such calculated units will vest upon termination based on the number of completed months elapsed from February 1, 2011 to the date of termination divided by 36 months. The Company shall deliver Shares in respect of vested Long-Term Performance Units (including previously vested Long-Term Performance Units that have not been delivered), if any, on the date that is six months and one day following Executive’s termination of employment, and all other Long-Term

Performance Units as of the termination date shall be forfeited.”
     (3) Section 8(c) is hereby amended to add new subsection (x) to read as follows:
     “(x) The Company shall deliver Shares in respect of vested Additional Matching Units that have not been delivered, if any, on the date that is six months and one day following Executive’s termination of employment, and all other Additional Matching Units as of the termination date shall be forfeited.”
     J. Section 8(d). Termination by Company Without Cause or by Executive For Good Reason Following a Change in Control.
     (1) Section 8(d) is hereby amended to add new subsection (viii) to read as follows:
     “(viii) If the 2009 Option is not cancelled in connection with a Change in Control in exchange for a cash payment (as set forth in Section 9), then each outstanding 2009 Option will vest, and the 2009 Option will remain exercisable for one year following the termination date (but not beyond the 2009 Option term).”
     K. Section 9. Change in Control.
     (1) Section 9(a) is hereby amended and restated to read as follows:
“(a) For purposes of this Agreement, a “Change in Control” shall mean any of the following events:
     (i) the date any one person (as such term is defined in Section 13(c) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), or more than one person acting as a group (as determined under Treas. Reg. Section 1.409A-3(i)(5)(v)(B)) acquires, or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons (other than from the Company), ownership of stock of the Company possessing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities;
     (ii) the date a majority of members of the Company’s Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board before the date of the appointment or election;
     (iii) the consummation of a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation; or
     (iv) the consummation of the sale of all or substantially all of the assets of the Company.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to Section 9, solely because fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition. Also, a Change in Control shall not be deemed to occur pursuant to this Section 9 if the Change in Control does not constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A(a)(2)(A)(v) of the Code and its corresponding regulations.”
     (2) Section 9 is hereby amended to add new Section 9(d) to read as follows:
“(d) Upon the occurrence of a Change in Control all unvested 2009 Options shall become fully vested and, at the election of the Company, all outstanding 2009 Options shall either be (i) cancelled in exchange for a cash payment based in the case of any merger transaction on the price received by shareholders in the transaction constituting the Change in Control or in the case of any other event that constitutes a Change in Control, the closing price of a Share on the date such Change in Control occurs (minus the applicable exercise price per share) or, (ii) converted into options in respect of the common stock of the acquiring entity (in a merger or otherwise) on the basis of the relative values of such stock and the Shares at the time of the Change in Control; provided that subclause (ii) shall only be applicable if the common stock of the acquiring entity is publicly traded on an established securities market on the date on which such Change in Control is effected.”
     (3) Section 9 is hereby amended to add new Section 9(e) to read as follows:
“(e) Upon the occurrence of a Change in Control, any Additional Matching Units that had vested, but had not been delivered, prior to the Change in Control shall, at the election of the Company, either be (i) delivered as Shares, or (ii) cancelled in exchange for a cash payment for the vested Additional Matching Units based in the case of any merger transaction on the price received by shareholders in the transaction constituting the Change in Control or in the case of any other event that constitutes a Change in Control, the closing price of a Share on the date such Change in Control occurs, or (iii) delivered as shares of the common stock of the acquiring entity (in a merger or otherwise) on the basis of the relative values of such stock and the Shares at the time of the Change in Control; provided that subclause (iii) shall only be applicable if the common stock of the acquiring entity is publicly traded on an established securities market on the date on which such Change in Control is effected.”
     (4) Section 9 is hereby amended to add new Section 9(f) to read as follows:
“(f) Upon the occurrence of a Change in Control, the performance measures applicable with respect to unvested Long-Term Performance Units will be applied as though the end of the measurement period was the later of February 1, 2012 and the Change in Control date, and the units so earned will vest in a manner consistent with the vesting schedule described in Section 4(g); except that, in addition to such vesting schedule, if the Adjusted Share Price on a measurement date is between $37.41 and the Single Vesting Share Price, then Executive shall vest in a number of Long-Term Performance Units that is the mathematical interpolation between the number of shares which would vest at defined ends of the spectrum. Any Long-Term Performance Units deemed vested in accordance with the immediately preceding sentence shall be payable, in the Company’s discretion, in either cash or in shares of the acquiring entity as soon as practicable (but not later than sixty (60) days) following the occurrence of a Change in Control. Any Long-Term Performance Units that had vested, but had not been delivered, prior to the Change in Control, shall be payable, in the Company’s discretion, in either Shares, cash or in shares of the acquiring entity on the Change in Control date. Notwithstanding the above, the Long-Term Performance Units shall be payable in shares of the acquiring entity only if the common stock of the acquiring entity is publicly traded on an established securities market on the date on which such shares are payable.”

     L. Section 14(c). Notice.
     (1) Section 14(c) is hereby amended and restated to read as follows:
“(c) Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by Certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other; provided that all notices to the Executive shall be directed to the Executive at his primary home address with a copy sent by overnight delivery to Steven G. Eckhaus, Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, NY 10022-2585; and provided that all notices to the Company shall be directed to the attention of the General Counsel of the Company with a copy to the Chairman of the Compensation Committee of the Board, and a copy sent by overnight delivery to James W. McKenzie, Jr., Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia PA 19103-2921. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.”
     M. This Amendment may be signed in counterparts and a signed fax or PDF shall be treated as an original.
     N. In all respects not modified by this Amendment, the Employment Agreement is hereby ratified and confirmed.

     IN WITNESS WHEREOF, the Company and the Executive agree to the terms of this Amendment to Executive Employment Agreement, effective as of the date set forth above.

VALEANT PHARMACEUTICALS INTERNATIONAL
By:	/s/ Steve T. Min
Name:	Steve T. Min
Title:	Executive Vice President and General Counsel

EXECUTIVE
/s/ J. Michael Pearson
J. Michael Pearson